Exhibit 23.14

CONSENT OF SRK CONSULTING (UK) LIMITED

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “Technical Report Summary: Roughrider Uranium Project, Saskatchewan, Canada” dated April 25, 2023, that we prepared, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K/A for the period ended July 31, 2023 (the “Form 10-K/A”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197 and 333-273321); and any amendments or supplements thereto.

We further consent to the filing of the technical report summary as an exhibit to the Form 10-K/A.

SRK CONSULTING (UK) LIMITED

Per:	/s/ Guy Dishaw
Guy Dishaw, P.Geo

Date: April 2, 2024